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                                                                 EXHIBIT 10.25.1

                                 PROMISSORY NOTE


$                                                            New York, New York
 ---------------                                             May 2, 2000

         FOR VALUE RECEIVED _______________________., a Delaware _____________,
as maker, having its principal place of business at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 ("Borrower"), hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK, a New York banking corporation, as payee, having an address at 380 Madison Avenue, 10th Floor, New York, New York 10017 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of _____________________________________________________________($_____________) in
lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

                             ARTICLE 1 PAYMENT TERMS

         (a) A payment of interest only on the ______ day of May, 2000;

         (b) A payment of $_____________ on the ____ day of June, 2000 and on the tenth day of each calendar month thereafter up to and including the ____ day of April, 2010;

each of the payments to be applied as follows:

         (i) first, to the payment of interest computed at the Applicable Interest Rate; and

         (ii) the balance toward the reduction of the principal sum;

and the balance of the principal sum and all interest thereon shall be due and payable on the _____ day of May, 2010 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the applicable period by a daily rate based upon a three hundred sixty (360) day year. The first interest accrual period hereunder shall commence on and include the date that principal is advanced hereunder and shall end on and include the next ____ (___th) day of a calendar month, unless principal is advanced on the ______ (___th) day of a month, in which case the first interest accrual period shall consist of only such _____ (___th) day. Each interest accrual period thereafter shall commence on the tenth day of each calendar month during the term of this Note and shall end on and include the ______ (___th) day of the next occurring calendar month.

                               ARTICLE 2 INTEREST

         The term "Applicable Interest Rate" as used in the Security Instrument (defined below) and this Note shall mean an interest rate equal to eight and six hundred fifteen thousandths percent (8.615%) per annum.



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                       ARTICLE 3 DEFAULT AND ACCELERATION

         (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender upon the occurrence of an Event of Default (as defined in the Security Instrument) under this Note, the Security Instrument or the Other Security Documents.

                           ARTICLE 4 DEFAULT INTEREST

         Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) per annum plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                        ARTICLE 5 PREPAYMENT; DEFEASANCE

         (a) The principal balance of this Note may not be prepaid in whole or in part prior to the Maturity Date except as expressly permitted pursuant to
Section 5(l) hereof.

         (b) Subject to compliance with and satisfaction of the terms and conditions of this Article 5 and provided that no Event of Default exists under this Note, Borrower may elect on any Monthly Payment Date (defined below) after the Lockout Period Expiration Date (defined below), to release (the "Release") the Property from the lien of the Security Instrument by delivering to Lender (a "Defeasance"), as security for the payment of all interest and principal due and to become due pursuant to this Note throughout the term hereof, Defeasance Collateral (defined below) sufficient to generate Scheduled Defeasance Payments (defined below). "Monthly Payment Date" shall mean the _____ (___th) day of each calendar month prior to the Maturity Date. "Lockout Period Expiration Date" shall mean the earlier to occur of (A) May ___, 2003, or (B) the second anniversary of the "startup day" within the meaning of Section 860G(a)(9) of the IRS Code (defined below) of a REMIC Trust (defined below).



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         (c) As a condition precedent to a Defeasance, and prior to any Release,
Borrower shall have complied with all of the following:

                  (i) Borrower shall provide not less than sixty (60) days prior written notice to Lender of the Monthly Payment Date upon which it intends to effect a Defeasance hereunder (the "Defeasance Date").

                  (ii) All accrued and unpaid interest and all other sums due under this Note, the Security Instrument and the Other Security Documents up to the Defeasance Date shall be paid in full on or prior to the Defeasance Date.

                  (iii) Borrower shall have delivered to Lender all necessary documents to reflect that the principal balance of this Note has been defeased. This Note shall thereafter be secured by the Defeasance Collateral delivered in connection with the Defeasance. After Defeasance, this Note cannot be prepaid in whole or in part or be the subject of any further Defeasance.

                  (iv) Borrower shall execute and deliver to Lender any and all certificates, opinions, documents or instruments reasonably required by Lender in connection with the Defeasance and Release, including, without limitation, a pledge and security agreement satisfactory to Lender creating a first priority lien on the Defeasance Collateral (a "Defeasance Security Agreement").

                  (v) Borrower shall have delivered to Lender an opinion of Borrower's counsel in form and substance satisfactory to Lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Lender and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, or (B) that if the holder of this Note shall at the time of the Release be a REMIC (defined below), (1) the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to the REMIC Trust which holds this Note (the "REMIC Trust") and that the REMIC Trust has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, (2) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)-2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (3) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance. The term "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code. "IRS Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

                  (vi) Borrower shall have delivered to Lender written confirmation from the Rating Agencies (defined in the Security Instrument) that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities (defined in the Security Instrument). If required by the Rating Agencies, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the Defeasance Obligor (as defined below) in form and substance satisfactory to Lender and the Rating Agencies.



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                  (vii) Borrower shall have delivered to Lender a certificate satisfactory to Lender given by Borrower's independent certified public accountant (which accountant shall be satisfactory to Lender) certifying that the Defeasance Collateral shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under this Note through and including the Maturity Date.

         (d) In connection with any Defeasance hereunder, Borrower shall (unless otherwise agreed to in writing by Lender), at Borrower's expense, establish or designate a successor entity, which shall be a single purpose, bankruptcy remote entity approved by Lender, as such term is described in Section 4.2 of the Security Instrument (the "Defeasance Obligor"), and Borrower shall transfer and assign all obligations, rights and duties under and to this Note together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under this Note and any Defeasance Security Agreement, and Borrower shall be relieved of its obligations under this Note, the Security Instrument or the Other Security Documents except with respect to any provisions of such documents which by their terms expressly survive payment of the Debt in full.

         (e) Each of the obligations of the United States of America that is part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower or the Defeasance Obligor shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower or, if applicable, the Defeasance Obligor, under this Note.

         (f) The Defeasance Collateral shall generate payments on or prior to, but as close as possible to, the Business Day (defined below) prior to each successive Monthly Payment Date after the date of the Defeasance upon which payments are required under this Note and in amounts equal to or greater than the payments due on such dates (including, without limitation scheduled payments of principal, interest, servicing fees (if any) and any other regularly scheduled amounts due under this Note, the Security Instrument or the Other Security Documents on such dates) together with the outstanding principal amount of this Note which would be due on the Maturity Date (the "Scheduled Defeasance Payments"). The term "Business Day" shall mean a day upon which commercial banks are not authorized or required by law to close in New York, New York.

         (g) Notwithstanding any release of the Security Instrument granted pursuant to this Article 5 or any Defeasance hereunder, the Defeasance Obligor shall, and hereby agrees to be, bound by and obligated under Sections 3.1, 7.2, 7.4(a), 11.2, 11.7 and 14.2 and Articles 13 (except Section


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13.4) and 15 of the Security Instrument; provided, however, that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender.

         (h) Any costs or expenses incurred or to be incurred in connection with the Defeasance and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of this Note, or otherwise required to accomplish the Defeasance shall be paid by Borrower simultaneously with the occurrence of any Defeasance.

         (i) The term "Defeasance Collateral" as used herein shall mean non-callable and non- redeemable securities evidencing an obligation to timely pay principal and interest in a full and timely manner that are direct obligations of the United States of America for the payment of which its full faith and credit is pledged.

         (j) Upon Borrower's compliance with all of the conditions to Defeasance and a Release set forth in Article 5(b) through (i), Lender shall release Borrower from this Note and the Property from the lien of the Security Instrument and the Other Security Documents. All costs and expenses of Lender incurred in connection with the Defeasance and Release, including, without limitation, Lender's reasonable counsel's fees and expenses, shall be paid by Borrower simultaneously with the delivery of the Release documentation.

         (k) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the "Default Consideration") equal to the greater of (i) the amount (if any) which, when added to the outstanding principal amount of the Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring after an Event of Default or in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

         (l) Notwithstanding anything to the contrary herein, provided no Event of Default exists under this Note, the Security Instrument or the Other Security Documents, (i) Borrower may prepay the principal balance of this Note in whole during the three (3) months prior to the Maturity Date and no prepayment consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder together with all interest which would have accrued on the principal balance of this Note after the date of prepayment to the next Monthly Payment Date (the "Interest Shortfall Payment"), if such prepayment occurs on a date which is not a Monthly Payment Date; and
(ii) if a complete or partial prepayment results from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3, 3.6 or 3.7 of the Security Instrument, no prepayment consideration or Default Consideration shall be due in connection therewith, but Borrower shall be required to pay all other sums due hereunder, including, without limitation, the Interest Shortfall Payment, if applicable.


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                               ARTICLE 6 SECURITY

                  This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean the Deed of Trust and Security Agreement dated the date hereof in the principal sum of $_____________ given by Borrower to (or for the benefit of) Lender, together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof covering the fee estate of Borrower in certain premises located in ________ County, State of ________, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or are otherwise executed and/or delivered in connection with the loan evidenced by this Note, together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 7 SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                              ARTICLE 8 LATE CHARGE

         If any sum payable under this Note is not paid on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by


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Lender in handling and processing the delinquent payment and to compensate
Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                            ARTICLE 9 NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                     ARTICLE 10 JOINT AND SEVERAL LIABILITY

         If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

                               ARTICLE 11 WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and effect notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower is a limited liability company, the agreements herein contained shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the limited liability company and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Security Instrument or any Other Security Document.)


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                               ARTICLE 12 TRANSFER

         Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instrument and the Other Security Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                       ARTICLE 13 WAIVER OF TRIAL BY JURY

         BORROWER AND LENDER EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                             ARTICLE 14 EXCULPATION

         (a) Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender created by this Note, the Security Instrument and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 14, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under or by reason of or under or in connection with this Note, the Other Security Documents or the Security Instrument. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Security Documents or the Security Instrument; (ii) impair the right of Lender to name


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Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity (as defined in the Security Instrument)), guaranty (including, without limitation, the Guaranty of Recourse Obligations of Borrower dated as of the date hereof given to Lender by FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section
13.2 of the Security Instrument; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instrument; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

         (b) Notwithstanding the provisions of this Article 14 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) it incurs due to: (i) fraud or intentional misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of this Note, the Security Instrument or the Other Security Documents; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or the misappropriation of insurance proceeds or condemnation awards; (v) Borrower's failure to pay Taxes (as defined in the Security Instrument), Other Charges (as defined in the Security Instrument) (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms of the Security Instrument), charges for labor or materials or other charges that can create liens on the Property; (vi) Borrower's failure to return or to reimburse Lender for all Personal Property (as defined in the Security Instrument) taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (vii) any act of actual waste or arson by Borrower, any principal, affiliate, member or general partner thereof or by any Indemnitor (as defined in the Security Instrument) or Guarantor (as defined in the Security Instrument); (viii) any fees or commissions paid by Borrower to any principal, affiliate, member or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of this Note, the Security Instrument or the Other Security Documents; or (ix) Borrower's failure to comply with the provisions of Sections 12.1 and 12.2 of the Security Instrument.

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of any default under Sections 10.1(p) (but with respect to a failure to deliver the statements required pursuant to the terms of Section 3.12(f), only after ten (10) days written notice) or 4.2 or Article 8 of the Security Instrument; provided, however, that with respect to any default under Section 10.1(p) of the Security Instrument only, upon Borrower's cure of said default and Lender's acceptance of said cure, Lender's agreement not to pursue recourse liability shall be reinstated, provided further, however, that Borrower shall be liable to Lender for the losses it realizes due to the failure to deliver the statements required pursuant to the terms of Section 10.1(p) of the Security Instrument from the date of said failure up to and including the date of said cure and acceptance thereof.


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         (d) Nothing herein shall be deemed to be a waiver of any right which
Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.

                              ARTICLE 15 AUTHORITY

         Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                            ARTICLE 16 APPLICABLE LAW

         This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

                             ARTICLE 17 JURISDICTION

         With respect to any claim or action arising hereunder or under the Security Instrument or the Other Security Documents, Borrower and Lender each
(a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.

                             ARTICLE 18 COUNSEL FEES

         In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.


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                               ARTICLE 19 NOTICES

         All notices required or permitted hereunder shall be given and become effective as provided in the Security Instrument.

                            ARTICLE 20 MISCELLANEOUS

                  (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender, except as may be otherwise expressly and specifically provided herein.

                  (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender with respect to retained firms.

                             ARTICLE 21 DEFINITIONS

                  The terms set forth below are defined in the following Sections of this Note:

         (a)      Applicable Interest Rate: Article 2;

         (b)      Borrower: Preamble, Articles 6 and 11;

         (c)      Business Day: Article 5, Section 5(f);

         (d)      Debt: Article 3;

         (e)      Default Consideration: Article 5, Section 5(l);

         (f)      Default Prepayment: Article 5, Section 5(l);

         (g)      Default Rate: Article 4;

         (h)      Defeasance: Article 5, Section 5(b);

         (i)      Defeasance Collateral: Article 5, Section 5(i);

         (j)      Defeasance Date: Article 5, Subsection 5(c)(i);

         (k)      Defeasance Obligor: Article 5, Section 5(d);




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         (l)      Defeasance Security Agreement: Article 5, Subsection 5(c)(iv);

         (m)      Event of Default: Article 3;

         (n)      Interest Shortfall Payment: Article 5, Section 5(l);

         (o)      Lender: Preamble and Article 6;

         (p)      Lockout Period Expiration Date: Article 5, Section 5(b);

         (q)      Maturity Date: Article 1, Section 1(b);

         (r)      Monthly Payment Date Article 5, Section 5(b);

         (s)      Other Security Documents: Article 6;

         (t)      Property: Article 6;

         (u)      Release: Article 5, Section 5(b);

         (v)      REMIC Trust: Article 5, Subsection 5(c)(v);

         (w)      Scheduled Defeasance Payments: Article 5, Section 5(f); and

         (x)      Security Instrument: Article 6.




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


         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first written.

                               ----------------------------,
                               a Delaware
                                          -----------------


                                        By:
                                              ---------------------------------
                                              Name:
                                              Title:



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